Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated 25 February 2015 (31 March 2015 for the consolidating financial information in Note 43), relating to the consolidated financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph stating that Note 43 to the financial statements was added for the inclusion of consolidating financial information in respect of The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10) and the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of The Royal Bank of Scotland Group plc, dated 31 March 2015 for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP
London, United Kingdom
31 March 2015